UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2018

Oncobiologics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clarke Drive Cranbury, New Jersey	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.¨ ☒

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 26, 2018, Oncobiologics, Inc. (the “Company”) received written notification from the Listings Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that the bid price for the Company’s common stock had closed below the minimum $1.00 bid price requirement for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a) (the “Rule”), for the 30-business day period ended April 25, 2018. In accordance with the Nasdaq Listing Rules, the Company was granted a grace period of 180 calendar days, through October 23, 2018, to evidence compliance with the Rule. In order to satisfy the Rule, the Company must evidence a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days (and generally not more than 20 business days) on or before October 23, 2018. The notice has no effect on the listing or trading of the Company’s common stock on Nasdaq at this time.

As previously disclosed in the Company’s Current Report on Form 8-K as filed on February 14, 2018 with the Securities and Exchange Commission, on February 13, 2018, the Company received formal notification from Nasdaq that the Nasdaq Hearings Panel (the “Panel”) had determined to grant the Company’s request for the transfer of its listing from The Nasdaq Global Market to The Nasdaq Capital Market, pursuant to an extension through May 15, 2018 to evidence compliance with the then applicable requirements for continued listing on Nasdaq, including the $35 million market value of listed securities requirement as set forth in Nasdaq Listing Rule 5550(b).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncobiologics, Inc.

Date: May 2, 2018	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Financial Officer